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                                                                      EXHIBIT 21

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

                                                                                                PLACE OF
                                                                                             INCORPORATION
                                                                                            ---------------
Bally Total Fitness Holding Corporation                                                     Delaware
   Bally Total Fitness Corporation                                                          Delaware
      Nycon Holding Co., Inc. (a)                                                           New York
         Rhode Island Holding Co. (b)                                                       Rhode Island
            Providence Fitness Centers, Inc. (c)                                            Rhode Island
         New Fitness Holding Co., Inc. (d)                                                  New York
            Holiday Health & Fitness Centers of New York, Inc. (e)                          New York
            Connecticut Valley Fitness Centers, Inc. (f)                                    Connecticut
            Connecticut Coast Fitness Centers, Inc. (g)                                     Connecticut
      Scandinavian Health Spa, Inc.                                                         Ohio
         Scandinavian U. S. Swim & Fitness, Inc.                                            Ohio
      H & T Receivable Funding Corporation                                                  Delaware
      Powerflex Corporation                                                                 Delaware
      Greater Philly No. 1 Holding Company (h)                                              Pennsylvania
      Greater Philly No. 2 Holding Company (i)                                              Pennsylvania
         Physical Fitness Centers of Philadelphia, Inc. (j)                                 Pennsylvania
      Holiday Spa Health Clubs of California                                                California
      Bally Total Fitness of Toledo, Inc.                                                   Ohio
      Health & Tennis Corporation of New York, Inc.                                         Delaware
      U.S. Health, Inc.                                                                     Delaware
         Holiday Universal, Inc.                                                            Delaware
            Bally Real Estate I LLC.                                                        Delaware
            Bally Real Estate II LLC.                                                       Delaware
         Holiday Health Clubs of the East Coast, Inc. (k)                                   Delaware
            Holiday/Southeast Holding Corp. (l)                                             Delaware
               Tidelands Holiday Health Clubs, Inc. (m)                                     Virginia
               Holiday Health Clubs of the Southeast, Inc. (m)                              South Carolina
      Holiday Health Clubs and Fitness Centers, Inc.                                        Colorado
      Jack LaLanne Holding Corp.                                                            New York
         Jack LaLanne Fitness Centers, Inc.                                                 New York
         Manhattan Sports Club, Inc.                                                        New York
      Bally Total Fitness International, Inc.                                               Michigan
         Bally Real Estate IV LLC.                                                          Delaware
      Bally Total Fitness of Missouri, Inc.                                                 Missouri
      Bally's Fitness & Racquet Clubs, Inc.                                                 Florida
      BFIT Rehabilitation Services, Inc.                                                    Delaware
         BFIT Rehab of West Palm Beach, Inc.                                                Florida
         BFIT Rehab of Boca Raton, Inc.                                                     Florida
         BFIT Rehab of Kendall, Inc.                                                        Florida
      Bally Ara Corporation                                                                 Delaware
      Bally Real Estate III LLC.                                                            Delaware
      Bally Matrix Fitness Center, Ltd. (n)                                                 Ontario, Canada
         BTF Canada Corporation                                                             Ontario, Canada
      BTF Holding (Alberta) Corp.                                                           Alberta, Canada
      BTF Europe Corporation                                                                Delaware
         Bally-Holmes Place, S.L. (o)                                                       Spain
            BTF/HP LLC.                                                                     Delaware
   BSPS, LLC.                                                                               Delaware
   Bally Franchising Holdings, Inc.                                                         Illinois
      Bally Fitness Franchising, Inc.                                                       Illinois

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
      Bally Franchise RSC, Inc.                                                             Illinois
   Lincoln Indemnity Company                                                                Vermont
   BTFCC, INC.                                                                              Delaware
      BTFF Corporation                                                                      Delaware
         BTF Indianapolis Corporation                                                       Delaware
         BTF Cincinnati Corporation                                                         Delaware
         BTF Minneapolis Corporation                                                        Delaware
      E Fit.COM Incorporated                                                                Delaware
      BTF PA Corporation                                                                    Delaware
         BTF PA LLC.                                                                        Delaware
   Bally Total Fitness Clinics, Inc.                                                        Delaware
      KR/BTF, LLC. (p)                                                                      Delaware
   Crunch Fitness International, Inc.                                                       Delaware
      Sportslife, Inc.                                                                      Georgia
         Sportslife Roswell, Inc.                                                           Georgia
         Sportslife Gwinnett, Inc.                                                          Georgia
         Sportslife Town Center II, Inc.                                                    Georgia
         Sportslife Stone Mountain, Inc.                                                    Georgia
      Mission Impossible, LLC                                                               California
      Crunch LA LLC.                                                                        New York
      708 Gym LLC.                                                                          New York
      West Village Gym at the Archives, LLC.                                                New York
      Crunch World LLC.                                                                     New York
      Flambe LLC.                                                                           New York
      59TH Street Gym LLC.                                                                  New York
      Ace LLC.                                                                              New York
      Soho Ho LLC                                                                           New York

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

     a.  85% of outstanding stock owned by Bally Total Fitness Corporation.

     b. 80% of outstanding stock owned by Nycon Holding Co., Inc., 7.5% owned by Bally Total Fitness Corporation and 7.5% Bally Total Fitness Holding Corporation.

     c. 80% of outstanding stock owned by Rhode Island Holding Co. and 20% owned by Bally Total Fitness Corporation.

     d. 80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.

     e. 80% of outstanding stock owned by New Fitness Holding Co., Inc., 3% owned by Bally Total Fitness Corporation and 10% owned by Bally Total Fitness Holding Corporation.

     f. 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.

     g. 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.

     h. 80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.

     i. 80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.

     j. 80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.

     k. 50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.

     l. 80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.

     m. 80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.

     n. 88.55% of outstanding stock owned by Bally Total Fitness Corporation and 2.93% owned by Bally Total Fitness Holding Corporation.

     o.  50% of outstanding stock owned by BTF Europe Corporation.

     p.  50% of outstanding stock owned by Bally Total Fitness Clinics, Inc.